EXHIBIT 99.1

Investor Presentation November 2011 Supplying a Growing America™

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties are detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors and uncertainties. All forward–looking statements are qualified in their entirety by such risk factors and uncertainties. These forward-looking statements speak only as of the date of this presentation, and, except as required by law we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Strategically Located, Potash-Only Company Intense margin focus: Strategic marketing and production flexibility Capital investment is focused on production growth of incrementally lower per ton cash costs Capital investment execution excellence 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota Carlsbad Reserve Development Assets ® HB Solar Solution Mine Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine

Company Overview 4 The largest U.S. producer of potash Only western world producer created and dedicated solely to potassium- related products Supplies ~1.5 percent of global demand and ~9.4 percent of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities Balance sheet strength provides confidence to execute on robust capital investment program

Strength of agricultural commodity prices are supportive of farmer economics Product is now moving to the ground in most markets Healthy level of potash inventory in the dealer/retail system Solid fertilization rates and demand for potash is anticipated during fall application window as farmers seek to maximize yield Trio® market is extremely tight and seeing improving pricing opportunities in all our markets 5 Current Potash Market

Dec. 11 Dec. 12 Farm Price $6.03 $5.43 Gross Margin $1.83 $1.23 Input Costs Potash $0.20 $0.20 Nitrogen $0.57 $0.57 Phosphate $0.17 $0.17 Other Fertilizer $0.03 $0.03 Other Variable $1.35 $1.35 Non-Land $0.95 $0.95 Land $0.92 $0.92 Total $4.20 $4.20 Current Crop Economics Offer Historically Strong Returns for Farmers 6 - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is Dec. ‘11 and Dec. ‘12 for futures price minus $0.30 basis as of 11/14/11 - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Sources: USDA, Fertecon, Intrepid Potash®. Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (26%) Other Variable Costs (32%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (9%) Bottom line: fertilizer is a small part of a famer’s cost Percentage of fertilizer cost is near historical lows Per Bushel Return Dec. 11 Dec. 12 Farm Price Gross Margin Input Costs Potash Nitrogen Phosphate Other Fertilizer Other Variable Non-Land Land Total $6.03 $1.83 $0.20 $0.57 $0.17 $0.03 $1.35 $0.95 $0.92 $4.20 $5.43 $1.23 $0.20 $0.57 $0.17 $0.03 $1.35 $0.95 $0.92 $4.20

Potash Deliveries Track Population Growth and Global Demand is Growing 7 Long-term correlation of potash deliveries to historical global population growth Population growth continues Utilizing the 1.1% growth rate in world population of 7 billion people: Each year there are approximately 77 million more people in the world, the equivalent of nine more New York Cities This would require an annual addition of 40 million acres of arable land (1.3x the farmland in Iowa)(2) A world yield increase of 1.1% per year to maintain current rates of arable land Sources: Fertecon, US Census Bureau. (1) Fertecon (2) State Data Center of Iowa; 2007 estimate. Collapse of Soviet Union Historical Global Population or Potash Delivery Trendline Potash Deliveries 5-Year Forward Compound Annual Growth Rates (2011 – 2015) Brazil 1.7% China 3.7% India 8.1% (1)

Fundamentals of Increasing Population Continue to Drive Grain and Ultimately Potash Demand Over the Long-Term 8 Note: Grains include corn, wheat, barley, oats and sorghum. Stocks to use ratio is average inventory / consumption for that year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), US Census Bureau, USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 11/14/11; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stocks-to-Use Ratios Grain Production Stocks-to-Use Ratio 5 Year Average Dec. 2011 Futures Soybeans: $9.65 $11.72 Wheat: $5.95 $6.16 Corn: $3.98 $6.33 2011 F Grain Production (Millions of Tons) Stocks-to-Use Ratio Trend line 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010E Hectares per person 0.4 0.35 0.3 0.25 0.2 0.15 0.1 0.05 0 0.30 0.25 0.22 0.23 0.20 0.18 1970 1980 1990 2000 2010E 2020E

Strategically Located Assets 9 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota

2005 2006 2007 2008 2009 2010 2011 YTD Intrepid average net realized sales price $162 $179 $194 $486 $541 $363 $464 Intrepid advantage vs. N.A. competitors $29 $43 $39 $88 $151 $61 $86 Intrepid’s Potash Price Advantage: Strategically Located and Lower Royalties 10 Sources: Green Markets and Fertecon Notes: (1) Average net realized sales price advantage is an operating performance measure calculated as the difference between our average net realized sales price and the combined average net realized sales prices of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. ("Agrium") based on publicly available information. (2) Cash COGS, net of by product credits is an operating performance measure defined as total cost of goods sold including royalties, and excluding depreciation, depletion and amortization. (3) Intrepid Q3 2011 government payments were $18/ton, North American competitor average was $29 / ton Intrepid vs. North American Competitors Q3 2011 ($ per potash ton) Intrepid’s Potash Advantage Q3 2011 ($ per potash ton) Intrepid’s average net realized sales price advantage has been approximately 20 percent Intrepid’s potash cash margin advantage has averaged $39 per ton over the last three years Intrepid’s four percent net sales royalty rate is significantly lower than royalty and resource tax burden of Intrepid’s principal competitors (2) (3) (1) (1) (2) (1) $79 ($54) $25 ($60) ($40) ($20) $0 $20 $40 $60 $80 Price Cash COGS Cash Margin Advantage $600 $500 $400 $300 $200 $100 $0 $489 $410 $193 $139 Price(1) Cash COGS(2) Intrepid N. American Competitors

 Industrial market primarily consists of oil and gas drillers Ability to granulate ~80% of current production, providing flexibility to meet end market demand Diversified Markets and Customer Base with Increased Flexibility in Product Mix 11 Potash Sales for 2011 YTD Industrial Agricultural Animal Feed Includes: Barley Corn Cotton Hay Nuts Rice Soybeans Vegetables Wheat Product Size FY 2008 FY 2009 FY 2010 FY 2011 YTD Agricultural Granular 62% 69% 82% 80% Industrial Standard 30% 18% 11% 14% Animal Feed Standard 8% 13% 7% 6%

Intrepid’s Capital Investment Strategy is Focused on Growth, Flexibility & Margin Flexibility via Additional Granulation Capacity Moab Compactor Wendover Compactor Langbeinite Granulation Plant North Compaction Upgrade 12 Growth in Mining Capacity HB Solar Solution Mine Additional Mine Panels Expansion of Moab Horizontal Potash Caverns Recovery Improvement Investments Langbeinite Dense Media Separation Plant Moab Brine Heater

Major 2012 Capital Investments HB Solar Solution Mine North Compaction Execution on Capital is Foundational to Intrepid’s Growth 13 Since Inception Intrepid has invested approximately $450 million into its mines and facilities Major Capital Projects Milestones Facility Year Completed Horizontal Potash Caverns Moab, UT 2001 Langbeinite Plant (Original Plant) Carlsbad, NM - East 2005 Wash Thickener Upgrade Carlsbad, NM - East 2009 Coarse Tails Recovery Circuit Carlsbad., NM - West 2009 Underground Stacker / Reclaim Carlsbad, NM - West 2010 New Compaction Circuit Moab, UT 2010 New Brine Heater Moab, UT 2010 Wendover Compaction Circuit / Warehouse Wendover, UT 2011/2012E Langbeinite Recovery Improvement Project / Granulation Plant Carlsbad, NM - East 2011/2012E

The Execution of Our 2011 Capital Investment Budget of $140 to $165 million Represents the Highest Level of Capital Investment in Our History Capital Projects are Focused on Growth, Flexibility & Margin 14 Growth Flexibility Margin Incrementally lower cost tons HB represents a 25 percent increase in potash production volumes Project Benefits Capability to respond to changing market and customer demands Produce products with best margin profile Increased recoveries from Langbeinite ore Lower per ton operating costs Modernization of plant assets Focus on cash cost component of production Langbeinite Granulation North Compaction Wendover Compaction HB Solar Solution Mine Langbeinite Recovery Improvement Project Major Capital Projects

Intrepid is focused on upgrading the capacity of its granulation capability throughout its operations Increased granulation efficiency and capacity provide flexibility of production between granular and standard and allow Intrepid to right size production to meet market demand This flexibility allows Intrepid to seek the highest returns on its products and improve profitability 15 Additional Granulation Capacity is Key to Marketing and Production Flexibility Granulation Projects Facility Product Anticipated Granulation Capacity Estimated In Service Date Moab, Utah Potash 100 percent of annual production In Service Wendover, Utah Potash 100 percent of annual production December 2011 Carlsbad, New Mexico East Facility Trio® 100 percent of annual Trio® in a granular form Early 2012 Carlsbad, New Mexico North Facility Potash 100 percent of annual production from West Mine and anticipated HB Solar Solution Mine production First Half 2013

Langbeinite Recovery Improvement Project – Focused on Capturing *Growth* & *Margin*

Project Benefits & Opportunities

- Expected to increase Trio® recoveries to approximately 50 percent
  - Grow production by 100,000 – 120,000 additional tons per year representing a ~75% increase in Trio® production
  - Expected to reduce cash production cost per ton
- Designed to reduce process water consumption
- Capacity to granulate 100 percent of standard Trio® production, effectively tripling our granular capacity
- Ability to further increase production through additional recovery improvement opportunities

Project Economics

- Total project investment of approximately $85mm - $90mm
- Excellent IRR of ~25 percent









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INTREPID POTASH®

Supplying a Growing America™

HB Solar Solution Mine expected to be among the lower-cost potash mines in North America 5 million tons of proven and probable reserves Capital investment of $200-$230 million Production cost per ton estimated to be $60 to $80 per ton Estimated annual production – 150,000-200,000 tons with higher volumes in earlier years On track to receive Record of Decision from the BLM in Q1 2012 Total area available to be flooded: 1.3x size of Manhattan Acreage considered in the EIS represents only a fraction of the total HB acreage 17 HB Solar Solution Mine – Production Growth through Incrementally Low-Cost Tons Potash Pillar HB Solar Solution Mine Injection Area

18 Final Thoughts The Only Western World Potash Pure-Play Macro Fundamentals Driving Real Demand Strategically Located Assets Serving Diversified Markets and Customer Base Growth, Flexibility and Margin Focused Decision Making Capital Execution Excellence Coupled with Growth Opportunities of Incrementally Lower Per-Ton Cash Costs

Appendix ®

20 Solid Financial Performance Adjusted EBITDA(1) (In millions) Balance Sheet as of September 30, 2011 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $169 million Total Assets $914 million Debt Outstanding $ - Stockholders’ Equity $846 million Availability Under the Credit Line $250 million

Non-GAAP Reconciliation

- Adjusted Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted EBITDA

	2009		2010				2011		
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708	$25,507
Add: Income tax expense	6,392	2,294	7,661	2,490	8,187	11,420	18,851	20,068	16,547
Add: Interest Expense, including realized and unrealized derivative gains and/losses	639	2,147	555	478	430	51	113	389	175
Add: Depreciation, depletion, amortization and accretion	4,270	5,310	6,539	6,687	6,60	7629	8,533	8,691	8,819
Total Adjustments	11,301	11,301	14,755	9,655	15,477	19,100	27,497	29,148	25,541
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$20,821	$14,523	$26,601	$13,257	$27,136	$37,278	$55,776	$59,856	$51,048

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INTREPID POTASH

Supplying a Growing America™

Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements from property and business losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income

	2009		2010				2011		
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708	$25,507
Adjustments									
Insurance settlements from property and business losses	(5)	(1)	-	-	-	-	(12,500)	-	-
Unrealized derivative (gain) loss	117	(631)	(89)	(28)	(56)	(447)	(321)	(224)	(368)
Cost associated with abnormal production	5,784	9,366	470	-	-	-	-	-	-
Write-off mobilization costs associated with the delay of the HB Mine	-	-	-	-	-	-	-	-	-
Other	-		-			-		(4,692)	(3,230)
Calculated tax effect (1)	2,311	3,494	(151)	11	22	177	5,128	1,955	1,350
Total Adjustments	3,585	5,240	230	(17)	(34)	(270)	(7,693)	(2,956)	(2,060)
Adjusted Net Income	$13,105	$11,945	$12,076	$3,585	$11,625	$17,908	$20,586	$27,752	$23,447

(1) Estimated effective tax rate of 39.6 percent for 2010 and 40.0 percent for 2009

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INTREPID POTASH®
Supplying a Growing America™

23 Historical Quarterly Production and Sales Summary Quarter ended September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, Potash 200 201 137 131 112 124 172 165 166 224 234 209 173 Trio® 50 34 42 45 60 45 57 39 32 31 31 44 35 Potash 204 94 99 80 111 150 243 129 221 216 196 225 190 Trio® 50 17 38 45 40 25 70 63 45 27 52 39 54 Sales Volume (In thousands of short tons) 2008 2009 2010 Production Volume (In thousands of short tons) 2011

24 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® Productive capacity is affected by operating rates, recoveries, mining rates and the amount of development work that Intrepid performs and, therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Potash Production Trio Production Current Estimated Potash Productive Capacity Current Estimated Trio Productive Capacity LRIP Production HB Production

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate (5)
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market (1)	17%	59%	24%
Market Share of Top 5 Producers(2)	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled(1)	19%	51%	50%
Industry Nameplate Operating Rate (2)	85% Potash (93% Productive Capacity)(3)	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield (1,4)	$6.5 Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

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INTREPID POTASH
Supplying a Growing America™

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows

St. Paul mine(Congo)	Berezniki 3 mine	PCA (Patience Lake)	Potacan mine	Berezniki I
(0.8MM tons KCL / yr)	(1.8MM tons KCL / yr)	(0.8MM tons KCL / yr)	(0.8MM tons KCL / yr)	(1.3MM tons KCL / yr)

1976 1980 1984 1988 1992 1996 2000 2004 2011

Mines with Water Inflows

- K2 Mine Esterhazy
- Penobsquis Mine, Sussex
- Belaruskali Mine #2

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines

- Theodore, Amelie, Marie Louis mines- France
- Pasquasi and San Cataldo mines - Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel - Germany
- Trona, California
- Horizon-Amax, Wills-Weaver, Saunders – Carlsbad, NM

Mines Currently With Less than 15 Years Reserve Life

- Hersey, United States - Mosaic
- Boulby, England – ICL
- Soligorsk I, Belarussia - Belaruskali
- Taquari, Brazil – Vale

sources: Fertecon, Intrepid Potash®, and public filings

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INTREPID POTASH®
Supplying a Growing America™

United States Potash Consumption 27 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately eight percent, over the past 27 years Corn acres planted in the U.S. in the years 2007 through 2010 were 93.5, 86.0, 86.4 and 88.2 million acres. 2011 planted acreage is estimated at 92.3MM acres. 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong Recovery in US Agricultural Markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks - to - Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks - to - Use Ratio KCL Tons Average KCl Consumption Stocks-to-Use Ratio

28 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 500 1000 1500 2000 2500 3000 3500 4000 Potash Inventory (000s tons KCl equivalent) North American Potash Inventory Since Jan. '09 Actual Inventory Level 5 yr avg. Monthly Inventory

29 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

Return on Potash Investment for Corn & Soybeans 30 ROI assumes 146.7 bu/acre and $6.03/bu for corn, 41.3 bu/acre yield and $11.42 for soybeans, $575/ton KCL (crop prices based on Dec. 2011 futures price minus $0.30 basis as of 11/14/11) Input Costs for Corn ($/bu) Input Costs for Corn ($/acre) Return on Potash Investment Sources: USDA, IPNI, CME, & Intrepid Potash®. Corn Soybeans Input costs for corn use USDA estimate of 146.7 bu/acre for corn. Soil Test Level Application Rate Value of Cost of Return from ROI % of U.S. Fields (ppm) Classification Yield Response to K (lbs/acre K20) Response Potash Potash $/$ 15% 0-80 Very Low/Low 35% 79.22 309.61 $ 37.34 $ 272.27 $ 8.29 $ 23% 81-130 Medium 13% 39.61 115.00 $ 18.67 $ 96.33 $ 6.16 $ 15% 131-160 High 2% 19.80 17.69 $ 9.33 $ 8.36 $ 1.90 $ 47% 161+ Very High - 0.00 - - - - 2011/12 Revenue 884.60 $ Gross Margin 268.09 $ Input Costs Potash 29.69 $ 5% Total Fertilizer 143.56 $ 23% Other Variable 197.96 $ 32% Non-Land 139.67 $ 23% Land 135.32 $ 22% Total 616.51 $ % of Total Costs 2011/12 Revenue $6.03 Gross Margin $1.83 Input Costs Potash $0.20 5% Total Fertilizer $0.98 23% Other Variable $1.35 32% Non-Land $0.95 23% Land $0.92 22% Total $4.20 % of Total Costs